CHC GROUP REPORTS FISCAL-2015 THIRD-QUARTER FINANCIAL RESULTS

•	Revenue Totaled $415 million, Adjusted EBITDAR Ex-Special Items Was $115 million

•	CHC Retires $235 Million of Long-Term Debt, Reduces Annual Interest Expense $22 Million

•	Adjusted Net Leverage Improves, Drops to 4.8X; Quarter-End Liquidity Was $580 Million

•	GAAP EPS Includes Non-Cash Goodwill Charge of $5 Per Share

March 16, 2015 - Vancouver, British Columbia, Canada - CHC Group (NYSE: HELI), the parent company of CHC Helicopter, reported revenue of $415 million and a net loss of $465 million for its fiscal-2015 third quarter, which ended Jan. 31. Revenue declined 9 percent, largely driven by the impact of currency. Excluding the impact of currency, revenue declined about 2 percent.

The company had an adjusted net loss of $30 million, which excluded the effect of $442 million in special items, including a non-cash charge of $404 million, or $5.00 per share, for the impairment of goodwill. This impairment does not affect operations or cash flow. Adjusted EBITDAR (earnings before interest, taxes, depreciation and amortization and helicopter lease and other costs) excluding special items was $115 million, a decline of 3 percent. Excluding the impact of currency, adjusted EBITDAR excluding special items was up modestly.

All references to EBITDAR in this release represent adjusted EBITDAR excluding special items. Unless otherwise noted, all comparisons are year-over-year.

(Periods ended Jan. 31; US$ in millions, except EPS data)	Quarter			Year-to-date
	FY14	FY15	% Change	FY14	FY15	% Change
As reported:
Revenue	$454	$415	(9)%	$1,312	$1,334	2%
Operating revenue[1]	412	382	(7)%	1,188	1,218	2%
Operating income (loss)	6	(394)	-	16	(510)	-
Net earnings (loss)	(58)	(465)	-	(145)	(676)	-
Controlling interest	(60)	(471)	-	(149)	(697)	-
Non-controlling interests	2	7	-	4	21	-
Net loss per ordinary share[2]	$(1.16)	$(5.83)	-	$(3.10)	$(9.02)	-
Weighted average number of ordinary stock outstanding - basic and diluted	51,573,832	80,639,313	56%	48,204,267	80,589,721	67%
Adjusted[3]:
EBITDAR excluding special items[4]	119	115	(3)%	339	352	4%
Margin[5]	29%	30%	130bps	29%	29%	40bps
Net loss[6]	(25)	(30)	-	(83)	(92)	-
Net loss per ordinary share[7]	$(0.32)	$(0.50)	-	$(1.07)	$(1.27)	-
Share count[8]	77,519,484	80,639,313	4%	77,519,484	80,589,721	4%

1.	Operating revenue is total revenue less reimbursable revenue, which is costs reimbursed from customers.

2.
Net loss per ordinary share is calculated by net loss available to common stockholders, divided by weighted average number of ordinary stock outstanding - basic and diluted. Refer to Page 5 for reconciliation from net loss to net loss available to common stockholders.

3.	See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures on Pages 9, 10, 11 and 12.

4.	Corporate transaction costs were excluded from EBITDAR. See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures on Pages 9, 10, 11 and 12.

5.	Adjusted EBITDAR margin excluding special items is calculated as EBITDAR as a percentage of operating revenue.

6.
Adjusted net loss excludes corporate transaction costs, asset dispositions, asset impairments, restructuring expense, debt extinguishment, the revaluation of our derivatives and foreign-exchange gain (loss), and net income or loss attributable to non-controlling interests.

7.	Adjusted net loss per share is calculated by dividing adjusted net loss available to common stockholders by adjusted share count. Refer to Page 11 for reconciliation to comparable GAAP measures.

8.
Adjusted share count is the number of ordinary shares outstanding at the date of our initial public offering for the prior-year quarter and prior-year period, and the weighted average for the current-year quarter and current-year period.

INDUSTRY ENVIRONMENT
Oil-and-gas customers are significantly reducing their capital and operating expenses amid sharply lower crude-oil prices, which is affecting demand for both offshore flying services and helicopter maintenance, repair and overhaul (MRO) services.

Karl Fessenden, CHC president and chief executive officer:
“Despite the current uncertainty in the oil-and-gas industry, we believe the long-term demand for CHC’s services - especially transportation to deepwater and ultra-deepwater oil-and-gas production locations, which represents about 80 percent of our flying revenue - will grow. In the short-term, however, we are intensely focused on reducing CHC’s cost structure and improving capital efficiency to match the market environment, while maintaining an absolute commitment to industry-leading safety, availability and reliability.”

Joan Hooper, CHC chief financial officer:
“In the quarter we continued to strengthen the balance sheet and lowered fixed costs. Leverage declined to 4.8x, we retired $235 million of long-term debt, and we ended the quarter with $580 million in liquidity comprised of cash on the balance sheet and undrawn credit facilities.”

BUSINESS SEGMENTS
Helicopter Services (flying)
Revenue of $375 million was down 10 percent, largely driven by the negative impact of currency translation, which contributed 6 points to the decline. However, EBITDAR dollars were flat, reflecting improvement in the EBITDAR margin for flying services. The EBITDAR margin was augmented by new contracts and lower maintenance costs resulting from the company’s global inventory and supply chain initiatives.

Heli-One (MRO)
Heli-One’s third-party revenue, which benefited from gains in both MRO and power-by-the-hour customers, increased 9 percent to $40 million. EBITDAR declined 17 percent due to lower internal revenue.

CLAYTON, DUBILIER & RICE (CD&R) TRANSACTION
As previously announced, during the third quarter CHC completed a private placement of convertible preferred shares to funds managed by CD&R. The total net proceeds from the private placement were $572 million, $463 million of which were received by CHC during the third quarter. The net proceeds are being used to reduce fixed expenses, such as debt and lease costs; strengthen CHC’s financial position; and improve cash flow over time.

In addition, changes were made to the CHC board of directors concurrent with CD&R’s investment:

•	John Krenicki, a CD&R partner and former president and CEO of GE Energy, joined the board and serves as chairman,

•	Other changes to the company’s board included the appointment of Nathan Sleeper, a CD&R partner, and Robert Volpe, a CD&R principal, as directors, and

•
In February, Karl Fessenden, a former executive and nearly 20-year veteran of GE’s Aviation and Energy business segments, was named CHC’s president and chief executive officer and also joined CHC’s board of directors.

DEBT, LIQUIDITY AND LEVERAGE
Through the third quarter, CHC deployed net proceeds from the CD&R transaction to retire $235 million in long term debt: $105 million of senior unsecured notes, as well as an additional $130 million of long term debt through open-market bond repurchases. The retirement of this debt lowers the company’s interest expense by $22 million on an annualized basis. In addition, CHC used proceeds to increase the percentage of owned versus leased aircraft, which, in turn, is expected to lower the company’s lease expense over time.

PREFERRED SHARE DIVIDEND
In the third quarter, GAAP and adjusted earnings per share (EPS) include $11 million or 13 cents of preferred dividends paid in-kind to CD&R. For the full year we expect GAAP and adjusted EPS to reflect preferred share dividends of $24 million.

ABOUT CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates more than 230 aircraft in about 30 countries around the world.

#####

Additional Information
The preferred shares offered to the purchaser in the private placement have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release, regarding as well as, our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: volatility in the oil and gas sector generally, and the potential impact of such volatility on offshore exploration and production, particularly on demand for offshore transportation services, competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, exchange rate fluctuations, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Consolidated Statements of Operations
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2014	January 31, 2015	January 31, 2014	January 31, 2015
Operating revenue	$412,041	$382,118	$1,188,317	$1,217,592
Reimbursable revenue	41,853	32,948	123,880	116,344
Revenue	453,894	415,066	1,312,197	1,333,936
Operating expenses:
Direct costs	(378,013)	(354,272)	(1,092,913)	(1,127,537)
Earnings from equity accounted investees	2,072	5,858	5,990	9,914
General and administration costs	(39,182)	(19,878)	(77,839)	(64,229)
Depreciation	(35,407)	(30,794)	(106,158)	(97,672)
Restructuring expense	—	(3,441)	—	(3,441)
Asset impairments	58	(403,536)	(22,956)	(549,942)
Loss on disposal of assets	2,478	(3,056)	(1,943)	(10,934)
	(447,994)	(809,119)	(1,295,819)	(1,843,841)
Operating income (loss)	5,900	(394,053)	16,378	(509,905)
Interest on long-term debt	(39,782)	(29,996)	(117,636)	(99,583)
Foreign exchange loss	(11,573)	(18,464)	(24,476)	(26,835)
Other financing charges	(5,730)	(12,014)	(1,615)	(14,151)
Loss before income tax	(51,185)	(454,527)	(127,349)	(650,474)
Income tax expense	(6,689)	(10,189)	(17,489)	(25,301)
Net loss	$(57,874)	$(464,716)	$(144,838)	$(675,775)
Net earnings (loss) attributable to:
Controlling interest	$(60,003)	$(471,482)	$(149,324)	$(697,164)
Non-controlling interests	2,129	6,766	4,486	21,389
Net loss	$(57,874)	$(464,716)	$(144,838)	$(675,775)

Net loss attributable to controlling interest	$(60,003)	$(471,482)	$(149,324)	$(697,164)
Redeemable convertible preferred share dividends	—	(10,883)	—	(10,910)
Adjustment of redeemable non-controlling interest to redemption amount	—	12,217	—	(18,996)
Net loss available to common stockholders	$(60,003)	$(470,148)	$(149,324)	$(727,070)

Net loss per ordinary share available to common stockholders - basic and diluted[1]	$(1.16)	$(5.83)	$(3.10)	$(9.02)
Weighted average number of shares outstanding - basic and diluted:	51,573,832	80,639,313	48,204,267	80,589,721
(1) Net loss per ordinary share is calculated by net loss available to common stockholders divided by weighted average number of ordinary stock outstanding - basic and diluted.

Consolidated Balance Sheets
(Expressed in thousands of United States dollars)
(Unaudited)

	April 30, 2014	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$302,522	$217,080
Receivables, net of allowance for doubtful accounts of $2.3 million and $1.1 million, respectively	292,339	240,267
Income taxes receivable	28,172	19,168
Deferred income tax assets	60	49
Inventories	130,891	119,084
Prepaid expenses	27,683	25,592
Other assets	49,209	68,760
	830,876	690,000
Property and equipment, net	1,050,759	947,544
Investments	31,351	32,227
Intangible assets	177,863	172,064
Goodwill	432,376	—
Restricted cash	31,566	21,250
Other assets	519,306	512,050
Deferred income tax assets	3,381	1,675
Assets held for sale	26,849	15,049
	$3,104,327	$2,391,859
Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Payables and accruals	$355,341	$311,436
Deferred revenue	30,436	36,024
Income taxes payable	41,975	43,515
Deferred income tax liabilities	98	29
Current facility secured by accounts receivable	62,596	33,218
Other liabilities	55,170	46,040
Current portion of long-term debt obligations	4,107	5,545
	549,723	475,807
Long-term debt obligations	1,546,155	1,235,908
Deferred revenue	81,485	65,158
Other liabilities	287,385	248,010
Deferred income tax liabilities	10,665	9,005
Total liabilities	2,475,413	2,033,888
Redeemable non-controlling interests	(22,578)	16,587
Redeemable convertible preferred shares	—	577,024
Capital stock	8	8
Additional paid-in capital	2,039,371	2,024,694
Deficit	(1,265,103)	(1,962,267)
Accumulated other comprehensive loss	(122,784)	(298,075)
	651,492	(235,640)
	$3,104,327	$2,391,859

Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Nine months ended
	January 31, 2014	January 31, 2015
Cash provided by (used in):
Operating activities:
Net loss	$(144,838)	$(675,775)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation	106,158	97,672
Loss on disposal of assets	1,943	10,934
Asset impairments	22,956	549,942
Earnings from equity accounted investees less dividends received	(3,684)	(7,040)
Deferred income taxes	(378)	4,988
Non-cash stock-based compensation expense	23,148	8,524
Amortization of lease related fixed interest rate obligations	(1,135)	(274)
Net loss on debt extinguishment	—	17,434
Amortization of long-term debt and lease deferred financing costs	10,246	7,581
Non-cash accrued interest income on funded residual value guarantees	(4,800)	(3,814)
Mark to market gain on derivative instruments	(8,231)	(28,430)
Non-cash defined benefit pension expense (income)	344	(673)
Defined benefit contributions and benefits paid	(35,559)	(37,188)
Decrease (increase) to deferred lease financing costs	(4,228)	830
Unrealized loss on foreign currency exchange translation	24,843	14,145
Other	4,029	(2,613)
Increase (decrease) in cash resulting from changes in operating assets and liabilities	29,977	(1,158)
Cash provided by (used in) operating activities	20,791	(44,915)
Financing activities:
Sold interest in accounts receivable, net of collections	(5,173)	(18,666)
Net proceeds from issuance of redeemable convertible preferred shares	—	572,819
Proceeds from issuance of senior unsecured notes	300,000	—
Long-term debt proceeds	760,000	325,000
Long-term debt repayments	(888,656)	(328,055)
Repurchases of senior secured notes	—	(158,681)
Redemption and repurchases of senior unsecured notes	—	(151,683)
Increase in deferred financing costs	(14,034)	—
Distribution paid to non-controlling interest	—	(8,500)
Related party loans	(25,148)	—
Cash provided by financing activities	418,302	232,234
Investing activities:
Property and equipment additions	(474,158)	(377,281)
Proceeds from disposal of property and equipment	444,570	141,651
Aircraft deposits net of lease inception refunds	(102,388)	(39,122)
Proceeds from sale of equity accounted investee	—	4,382
Restricted cash	8,184	5,578
Cash used in investing activities	(123,792)	(264,792)
Effect of exchange rate changes on cash and cash equivalents	(21,957)	(7,969)
Change in cash and cash equivalents during the period	293,344	(85,442)
Cash and cash equivalents, beginning of period	123,801	302,522
Cash and cash equivalents, end of period	$417,145	$217,080

Segment Performance
(Expressed in thousands of United States dollars)
(Unaudited)
Segment Third-party Revenue

	Three months ended		Nine months ended
	January 31, 2014	January 31, 2015	January 31, 2014	January 31, 2015
Helicopter Services operating revenue	$375,343	$342,293	$1,088,681	$1,099,799
Reimbursable revenue	41,853	32,948	123,880	116,344
Helicopter Services total external revenue	417,196	375,241	1,212,561	1,216,143
Heli-One external revenue	36,698	39,825	99,636	117,793
Consolidated external revenue	$453,894	$415,066	$1,312,197	$1,333,936

EBITDAR Summary

	Three months ended		Nine months ended
	January 31, 2014	January 31, 2015	January 31, 2014	January 31, 2015
Helicopter Services	$127,785	$127,839	$374,347	$392,666
Heli-One	6,385	5,314	18,983	18,625
Corporate	(39,182)	(19,878)	(77,839)	(64,229)
Eliminations	(1)	22	(1,395)	(637)
Adjusted EBITDAR[1]	$94,987	$113,297	$314,096	$346,425

(1) See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures below.

Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, including: adjusted net loss; earnings before interest, taxes, depreciation, amortization, helicopter lease and associated costs, asset impairments, restructuring expense, gain (loss) on disposal of assets, foreign exchange gain (loss) and other financing income (charges) or total revenue plus earnings from equity accounted investees less direct costs, excluding helicopter lease and associated costs, and general and administration expenses (“Adjusted EBITDAR”); Adjusted EBITDAR excluding special items, which excludes restructuring expense, corporate transaction costs, costs related to senior executive turnover, costs related to potential financing transactions, expenses related to the initial public offering, including costs related to restructuring our compensation plan, and other transactions, which is referred to above as “EBITDAR”; adjusted net loss per ordinary share, which is calculated by dividing adjusted net loss available to common stockholders by the number of ordinary shares outstanding at the date of our initial public offering for the prior year quarter and prior year period, and the weighted average for the current year quarter and current year period, free cash flow, which is calculated as net cash provided by operating activities less capital expenditures, and liquidity, which is calculated as cash and cash equivalents plus available borrowings under our credit facilities, that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure below and above. CHC has chosen to include adjusted net loss and adjusted net loss per share as we consider these to be useful measures of our results before asset impairments, gain or loss on the disposal of assets and foreign exchange gains or losses. We have chosen to include Adjusted EBITDAR and Adjusted EBITDAR excluding special items, as we consider these to be significant indicators of our financial performance and we use these measures to assist us in allocating available capital resources. CHC has provided liquidity to demonstrate the financial flexibility that we have from period to period. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and has presented a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q and in our Annual Report on Form 10-K. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

EBITDAR - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2014	January 31, 2015	January 31, 2014	January 31, 2015
Helicopter Services	$127,785	$127,839	$374,347	$392,666
Heli-One	6,385	5,314	18,983	18,625
Corporate	(39,182)	(19,878)	(77,839)	(64,229)
Eliminations	(1)	22	(1,395)	(637)
Adjusted EBITDAR	94,987	113,297	314,096	346,425
Helicopter lease and associated costs	(56,216)	(66,523)	(166,661)	(194,341)
Depreciation	(35,407)	(30,794)	(106,158)	(97,672)
Restructuring expense	—	(3,441)	—	(3,441)
Asset impairments	58	(403,536)	(22,956)	(549,942)
Loss on disposal of assets	2,478	(3,056)	(1,943)	(10,934)
Operating income (loss)	5,900	(394,053)	16,378	(509,905)
Interest on long-term debt	(39,782)	(29,996)	(117,636)	(99,583)
Foreign exchange loss	(11,573)	(18,464)	(24,476)	(26,835)
Other financing income charges	(5,730)	(12,014)	(1,615)	(14,151)
Loss before income tax	(51,185)	(454,527)	(127,349)	(650,474)
Income tax expense	(6,689)	(10,189)	(17,489)	(25,301)
Net loss	$(57,874)	$(464,716)	$(144,838)	$(675,775)
Net earnings (loss) attributable to:
Controlling interest	$(60,003)	$(471,482)	$(149,324)	$(697,164)
Non-controlling interests	2,129	6,766	$4,486	$21,389
Net loss	$(57,874)	$(464,716)	$(144,838)	$(675,775)

EBITDAR excluding special items - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2014	January 31, 2015	January 31, 2014	January 31, 2015
Adjusted EBITDAR	$94,987	$113,297	$314,096	$346,425
Corporate transaction costs[1]	23,769	1,590	25,081	5,114
Adjusted EBITDAR excluding special items	$118,756	$114,887	$339,177	$351,539
Adjusted Net Loss - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2014	January 31, 2015	January 31, 2014	January 31, 2015
Net loss attributable to controlling interest	$(60,003)	$(471,482)	$(149,324)	$(697,164)
Corporate transaction costs[1]	23,769	1,590	25,081	5,114
Restructuring expense[2]	—	3,441	—	3,441
Asset impairments	(58)	403,536	22,956	549,942
Loss on disposal of assets	(2,478)	3,056	1,943	10,934
Foreign exchange loss	11,573	18,464	24,476	26,835
Net loss on debt extinguishment[3]	—	9,990	—	17,434
Unrealized loss (gain) on derivatives	2,109	1,609	(8,231)	(8,072)
Adjusted net loss	$(25,088)	$(29,796)	$(83,099)	$(91,536)
Redeemable convertible preferred share dividends	—	(10,883)	—	(10,910)
Adjusted net loss available to common stockholders[4]	$(25,088)	$(40,679)	$(83,099)	$(102,446)

(1) Corporate transaction costs include costs related to senior executive turnover, expenses related to the initial public offering, including costs related to restructuring our compensation plan, potential financing and other transactions.
(2) Restructuring expense relates to severance and other costs incurred as part of a review of our operations and organizational structure.
(3) Net loss on debt extinguishment relates to the redemption and purchase on the open market of our senior secured and senior unsecured notes.
(4) Adjusted net loss available to common stockholders includes redeemable convertible preferred share dividends but excludes the adjustments of $12.2 million and $(19.0) million to our redeemable non-controlling interest to redemption amount which were recognized in additional paid-in capital in the three and nine months ended January 31, 2015 respectively.

Reconciliation of Adjusted EBITDAR excluding special items to Adjusted Net Loss
(Expressed in thousands of United States dollars, except share and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2014	January 31, 2015	January 31, 2014	January 31, 2015
Adjusted EBITDAR excluding special items	$118,756	$114,887	$339,177	$351,539
Helicopter lease and associated costs	(56,216)	(66,523)	(166,661)	(194,341)
Depreciation	(35,407)	(30,794)	(106,158)	(97,672)
Net loss on debt extinguishment	—	9,990	—	17,434
Unrealized loss (gain) on derivatives	2,109	1,609	(8,231)	(8,072)
Interest on long-term debt	(39,782)	(29,996)	(117,636)	(99,583)
Other financing charges	(5,730)	(12,014)	(1,615)	(14,151)
Income tax expense	(6,689)	(10,189)	(17,489)	(25,301)
Earnings attributable to non-controlling interests	(2,129)	(6,766)	(4,486)	(21,389)
Adjusted net loss	$(25,088)	$(29,796)	$(83,099)	$(91,536)
Adjusted share count	77,519,484	80,639,313	77,519,484	80,589,721

Reconciliation of Adjusted Net Debt
(Expressed in millions of United States dollars)
(Unaudited)

	October 31, 2014	January 31, 2015
Long term debt	$1,373	$1,236
Current portion of long term debt	109	6
Discount on notes	11	9
Premium on notes	(1)	(1)
Less: Cash on Balance Sheet	(108)	(217)
Net Debt	$1,383	$1,033
NPV of lease commitments[1]	1,249	1,273
	$2,631	$2,306

(1) NPV of lease commitments as of October 31, 2014 and January 31, 2015 discounted at 9%.

Reconciliation of Liquidity
(Expressed in millions of United States dollars)
(Unaudited)

	April 30, 2014	January 31, 2015
Cash and cash equivalents	$302.5	$217.1
Senior secured revolving credit facility:
Facility credit limit	375.0	375.0
Outstanding letters of credit	(54.9)	(35.6)
Available senior secured revolving credit facility	320.1	339.4
Available overdraft facilities	28.1	23.6
	$650.7	$580.1

Contact Information

INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca

or

MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca